ADVISORY BOARD MEMBER AGREEMENT

THIS ADVISORY BOARD MEMBER AGREEMENT (this “Agreement”) is made and entered into effective this 22nd of January, 2010, (the “Effective Date”), by and between Bloggerwave Inc., a Nevada corporation (the “Corporation”) and MIDSTONE CONSULTING LTD, a limited company registered in Cyprus under registration number HE 223716, whose registered office is at 3B Ifigenias Street, 2007 Strovolos, Nicosia, Cyprus Signatory is Kyriakos Yerolemou, Sole Director of Midstone Consulting Ltd, a business (the “Member).

RECITALS

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

A.  The Corporation has established and created an advisory board (the “Advisory Board”), pursuant to which the Advisory Board shall provide objective  information and advice to the Board of Directors of the Corporation on areas involving the Corporation’s intellectual property and its products and services;

B.  The Advisory Board shall consist of not less than three members who will serve for a term of not less than two years;

C.  The Member of the Advisory Board shall be technically knowledgeable and competent in the technical disciplines appropriate to understanding the Corporation’s intellectual property and its products and services;

D.    The Member desires to accept such appointment to the Advisory Board on such terms and conditions.

NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1.            Appointment and Responsibilities.

1.1
Appointment.  The Corporation does hereby appoint the Member for a two-year term to the Advisory Board (the “Appointment”) on the terms and conditions expressly set forth in this Agreement.  The Member does hereby accept and agree to appointment on the terms and conditions expressly set forth in this Agreement.

1.2
Responsibilities.  During the term of appointment, the Member shall serve on the Advisory Board unless and until it is otherwise determined by the Corporation’s Board of Directors.  It is the intention of the parties that the Member shall review subjects that the Board of Directors presents to the Advisory Board and prepare a written or verbal report of recommendations for consideration by the Board of Directors.

2.
Period of Appointment.  The Appointment shall, unless sooner terminated as provided herein, be a period of two years commencing on the Effective Date of the Member’s appointment to the Advisory Board and ending at the close of business on the second anniversary of the Effective Date (the “Termination Date”) unless extended my mutual consent of both the Member and the Corporation.

3.
Compensation.  The Member’s compensation (the “Compensation”) shall consist of USD 10,000, payable upon signing of this agreement, and the issuance by the Corporation of 211,750 shares of its common stock as soon as practical thereafter.

The shares of common stock will be “restricted” as that term is defined in Rule 144 adopted under the Securities Act of 1933, as amended (the “Securities Act”). Under Rule 144, the period of restriction is generally one year. The Corporation will issue the common stock under an appropriate exemption from the registration requirements of the Securities Act, including but not limited to the statutory exemption under Section 4(2) of the Securities Act, and Rule 506 adopted there under, and Regulation S.

4.
Reimbursement of Business Expenses.  The Member is authorized to incur reasonable expenses in carrying out the Member’s duties for the Corporation under this Agreement and reimbursement for all reasonable business expenses the Member incurs during the Period of Appointment in connection with carrying out the Member’s duties for the Advisory Board, subject to the Corporation’s expense reimbursement policies in effect from time to time.

5.	Termination. The Member’s appointment to the Advisory Board may terminate prior to the Termination Date at the sole discretion of the Board of Directors.

6.
Governing Law.  This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of Nevada, notwithstanding any Nevada or other conflict of law provision to the contrary.

7.	Agreement. This Agreement embodies the entire agreement of the parties hereto respecting the Advisory Board.

8.
Modifications.  This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

9.
Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

10.
Corporation’s Representations.  The Corporation represents and warrants that (i) the execution, delivery and performance of this Agreement by the Corporation has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of the Corporation is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Corporation is a party or by which it is bound and (iv) upon execution and delivery of this agreement by the parties hereto, it shall be a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

IN WITNESS WHEREOF, the Corporation and the Executive have executed this Agreement on the dates indicated above.

BLOGGERWAVE INC.

________________________________
Ulrik Svane Thomsen, President

MEMBER

 ________________________________

Name: Kyriakos Yerolemou